UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2018

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400, Moon Township, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Third Amended and Restated Employment Agreement with Vivek Gupta, Chief Executive Officer and President.

On March 21, 2018, Mastech Digital, Inc. (the “Company”) entered into a Third Amended and Restated Executive Employment Agreement (the “Gupta Employment Agreement”) with Vivek Gupta, the Company’s Chief Executive Officer and President. The Gupta Employment Agreement amends and restates the Second Amended and Restated Executive Employment Agreement, dated as of March 20, 2017, between the Company and Mr. Gupta in its entirety. The term of the Gupta Employment Agreement commenced on March 1, 2016 and may be terminated by either the Company or Mr. Gupta at any time.

The Gupta Employment Agreement provides that, effective April 1, 2018, Mr. Gupta’s base salary shall be $410,000 per year, subject to review and modification annually by the Company. The Gupta Employment Agreement also provides that Mr. Gupta is eligible to earn an annual performance-based cash bonus of $250,000 for the achievement of certain financial and operational targets. These targets, and the bonus dollars tied to such targets, will be determined by the Company’s Board of Directors on an annual basis. Under the Gupta Employment Agreement, Mr. Gupta is also eligible to receive non-qualified stock options and other awards pursuant to the Company’s Stock Incentive Plan in a manner and amount determined by the Compensation Committee of the Company’s Board of Directors.

In the event that Mr. Gupta is terminated with “Cause”, the Company may immediately cease payment of any further wages, benefits or other compensation under the Gupta Employment Agreement other than salary and benefits (excluding options) earned through the date of termination. In the event that Mr. Gupta is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months following a “Change of Control” of the Company), he is entitled to a severance equal to 12 months of his last monthly base salary (less appropriate deductions) that is payable by the Company over a 12-month period following his termination date, continued coverage under the Company’s employee benefits and group health plans in accordance with the Company’s severance policy and payment of his annual performance-based cash bonus target (less appropriate deductions). Mr. Gupta is also entitled, for a 12-month period following his termination date, to the continued vesting of any outstanding unvested stock options he held on his termination date. The exercise period for vested options held by Mr. Gupta at the time of his termination will also be extended for a six-month period after the otherwise applicable expiration date, subject to certain restrictions.

In the event that Mr. Gupta is terminated without “Cause” or he resigns for “Good Reason”, in each case within 12 months after a “Change of Control” of the Company, he is entitled to a lump sum severance payment (less appropriate deductions) equal to two times the sum of (i) his average base salary for the three years preceding his termination (including the year of termination) and (ii) his average annual performance-based cash bonus received for the three years preceding his termination (including the year of termination). Mr. Gupta is also entitled to the payment of the premiums required to continue coverage under the Company’s employee benefits and group health plans for up to 24 months after his termination, the acceleration in full of the vesting and/or exercisability of all outstanding equity awards held by Mr. Gupta on his termination date and reimbursement of up to $25,000 for outplacement services. The exercise period for vested options held by Mr. Gupta at the time of his termination will also be extended for a six-month period after the otherwise applicable expiration date, subject to certain restrictions.

Second Amended and Restated Employment Agreement with John J. Cronin, Jr., Chief Financial Officer.

On March 21, 2018, the Company entered into a Second Amended and Restated Executive Employment Agreement (the “Cronin Employment Agreement”) with John J. Cronin, Jr., the Company’s Chief Financial Officer. The Cronin Employment Agreement amends and restates the Amended and Restated Executive Employment Agreement, dated March 20, 2017, between the Company and Mr. Cronin in its entirety. The term of the Cronin Employment Agreement continues from year to year or until Mr. Cronin’s employment is terminated by either party with or without cause under certain conditions.

The Cronin Employment Agreement provides that, effective April 1, 2018, Mr. Cronin’s base salary shall be $300,000 per year. The Cronin Employment Agreement also provides that Mr. Cronin is eligible to earn an annual performance-based cash bonus of $170,000 for the achievement of certain financial and operational targets. These targets, and the bonus dollars tied to such targets, will be determined by the Company’s Chief Executive Officer on an annual basis. Under the Cronin Employment Agreement, Mr. Cronin also received an award of a non-qualified stock option to purchase 50,000 shares of the Company’s common stock, vesting in five equal annual installments beginning on the first anniversary of the March 21, 2018 grant date, and is eligible to receive non-qualified stock options and other awards, in each case pursuant to the Company’s Stock Incentive Plan.

In the event that Mr. Cronin is terminated with “Cause”, the Company may immediately cease payment of any further wages, benefits or other compensation under the Cronin Employment Agreement other than salary and benefits (excluding options) earned through the date of termination. In the event that Mr. Cronin is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within one year following a “Change of Control” of the Company), he is entitled to a severance equal to 12 months of his last monthly base salary (less appropriate deductions) that is payable by the Company over a 12-month period following his termination date, continued coverage under the Company’s employee benefits and group health plans in accordance with the Company’s severance policy and payment of his annual performance-based cash bonus target (less appropriate deductions). Mr. Cronin is also entitled for a 12-month period following his termination date to the continued vesting of any outstanding unvested stock options he held on his termination date. The exercise period for vested options held by Mr. Cronin at the time of his termination will also be extended for a six-month period after the otherwise applicable expiration date, subject to certain restrictions.

In the event that Mr. Cronin is terminated without “Cause” or he resigns for “Good Reason”, in each case within one year after a “Change of Control” of the Company, he is entitled to a lump sum severance payment (less appropriate deductions) equal to two times the sum of (i) his average base salary for the three years preceding his termination (including the year of termination) and (ii) his average annual performance-based cash bonus received for the three years preceding his termination (including the year of termination). Mr. Cronin is also entitled to the payment of the premiums required to continue coverage under the Company’s employee benefits and group health plans for up to 24 months after his termination and to the acceleration in full of the vesting and/or exercisability of all outstanding equity awards held by Mr. Cronin on his termination date and reimbursement of up to $25,000 for outplacement services. The exercise period for vested options held by Mr. Cronin at the time of his termination will also be extended for a six-month period after the otherwise applicable expiration date, subject to certain restrictions.

The foregoing descriptions of the Gupta Employment Agreement and the Cronin Employment Agreement do not purport to be complete and are qualified in their entirety by the full text of the Gupta Employment Agreement and the Cronin Employment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Executive Employment Agreement, dated as of March 21, 2018, between Mastech Digital Technologies, Inc., Mastech Digital, Inc. and Vivek Gupta.

10.2	Second Amended and Restated Executive Employment Agreement, dated as of March 21, 2018, between Mastech Digital Technologies, Inc., Mastech Digital, Inc. and John J. Cronin, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin
	Name:	John J. Cronin
	Title:	Chief Financial Officer

Date: March 22, 2018